EXHIBIT 28

                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                            (Dollars in millions)

                           Third Quarter Ended            % of Total
                           -------------------       --------------------
                           Dec. 29,   Dec. 31,       Dec. 29,   Dec. 31,
                             2000       1999           2000       1999
                           --------   --------       --------   ---------
THIRD QUARTER

Global commercial:
  U.S. commercial          $  999.6   $  904.6           38%        38%
  Europe                      703.4      654.3           26         28
  Other International         314.2      257.4           12         11
                           --------   --------         ------     ------
        Total               2,017.2    1,816.3           76         77
                           --------   --------         ------     ------

U.S. federal government:
  Department of Defense       399.4      340.7           15         14
  Civil agencies              248.1      203.1            9          9
                           --------   --------         ------     ------
        Total                 647.5      543.8           24         23
                           --------   --------         ------     ------
Total Revenues             $2,664.7   $2,360.1          100%       100%
                           ========   ========         ======     ======

                            Nine Months Ended            % of Total
                           -------------------       --------------------
                           Dec. 29,   Dec. 31,       Dec. 29,   Dec. 31,
                             2000       1999           2000       1999
                           --------   --------       --------   ---------
NINE MONTHS
Global commercial:
  U.S. commercial          $2,980.4   $2,667.7           39%        39%
  Europe                    1,858.7    1,845.1           24         27
  Other International         871.6      660.3           12         10
                           --------   --------         ------     ------
        Total              $5,710.7   $5,173.1           75         76
                           --------   --------         ------     ------

U.S. federal government:
  Department of Defense     1,178.0    1,055.2           15         16
  Civil agencies              738.2      567.2           10          8
                           --------   --------         ------     ------
         Total              1,916.2    1,622.4           25         24
                           --------   --------         ------     ------
Total Revenues             $7,626.9   $6,795.5          100%       100%
                           ========   ========         ======     ======